UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2008

ABX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50368	26-1631624
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

145 Hunter Drive, Wilmington, Ohio 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-5591

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 12, 2008, ABX Holdings, Inc. announced that its President and Chief Executive Officer, Joe Hete, and Chief Financial Officer, Quint Turner, would be giving a presentation at the BB&T Capital Markets Transportation Services Conference on February 14, 2008, at the Biltmore Hotel in Coral Gables, Florida, which presentation would be available via a live webcast and thereafter via replay for a period of 30 days. A copy of the release is enclosed herewith as Exhibit 99.1 and a copy of the presentation given at the conference is attached hereto as Exhibit 99.2.

Item 7.01	Regulation FD Disclosure.

See Item 2.02 above.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press release issued by ABX Holdings, Inc. on February 12, 2008.

99.2	Presentation given by Joe Hete, the President and Chief Executive Officer, and Quint Turner, the Chief Financial Officer, of ABX Holdings, Inc. at the BB&T Capital Markets Transportation Services Conference on February 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABX HOLDINGS, INC.

By:	/s/ W. Joseph Payne
W. Joseph Payne
Vice President, General Counsel and Secretary

Date: February 14, 2008